FOR IMMEDIATE RELEASE

Ferro Schedules Earnings Release and Conference Call for 2006 First Quarter Results

CLEVELAND, Ohio – June 29, 2006 – Ferro Corporation (NYSE: FOE) announced today it will release first quarter 2006 financial results before the market opens on Wednesday, July 12, 2006.

A conference call to discuss the earnings will follow the release at 10:00 a.m. Eastern Time. Participants from Ferro will include President and CEO James Kirsch, Vice President and Chief Financial Officer Thomas Gannon and Director of Investor Relations David Longfellow.

If you wish to listen to the conference call, dial (888) 780-9648 if calling from the United States or Canada, or dial (773) 681-5870 if calling from outside North America. Reference the passcode, FOE, and the conference leader, David Longfellow. Please dial into the call approximately 10 minutes before the call is planned to begin. A live Webcast will also be available by clicking on the Investor Information link at the top of Ferro’s Website at http://www.ferro.com.

A replay of the call will be available from noon Eastern Time on July 12 until 10:00 p.m. Eastern Time on July 17. To access the toll-free replay, dial (800) 944-1518 if calling from the United States or Canada, or dial (203) 369-3416 if calling from outside North America. The replay will also be available by clicking on the Investor Information link on the Ferro corporate Website at http://www.ferro.com, beginning at 1 p.m. Eastern Time on July 12.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,800 employees globally and reported sales of $1.9 billion in 2005. Additional information about the Company can be found at www.ferro.com.

Cautionary Note on Forward-Looking Statements

The foregoing discussion may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the costs of major raw materials or sources of energy, particularly natural gas;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	Access to capital markets and borrowings, primarily in the United States, and any restrictions placed on Ferro by current or future financing arrangements, including consequences of any future failure to be in compliance with any material provisions or covenants of its credit facilities;

•	The possible delisting of the Company’s common stock from trading on the New York Stock Exchange if the Company’s audited annual financial statements for the fiscal year 2005 are not filed with the U.S. Securities and Exchange Commission by September 30, 2006 or such later date up to March 31, 2007 as the NYSE may permit;

•	The ultimate outcome of class action lawsuits filed against the Company; and

•	The effect of possible acts of God, terrorists, or the public enemy, or of fires, explosions, wars, riots, accidents, embargos, natural disasters, strikes or other work stoppages, or quarantines or other governmental actions or other events or circumstances beyond the Company’s reasonable control.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com

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